UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 9, 2022
_____________
KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_____________

Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(See definition of “large accelerated filer," "accelerated filer," "smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐  Yes    ☒  No
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 26, 2022, the Board of Directors (the “Board”) of Kennedy-Wilson Holdings, Inc. (the “Company”) adopted an amendment (the “Amendment”) to the Company’s Second Amended and Restated 2009 Equity Participation Plan (the “Second Amended and Restated Plan”), subject to approval by the Company’s stockholders. On June 9, 2022, the Company’s stockholders approved the Amendment and the Amendment became effective.

The Second Amended and Restated Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, distribution equivalent units, performance stock awards, performance unit awards and stock appreciation rights to eligible employees, directors and consultants of the Company and its affiliates.

With respect to awards granted to non-employee directors, the Second Amended and Restated Plan is administered by the full Board. With respect to all other awards, the Second Amended and Restated Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”). The plan administrator has broad authority to administer the Second Amended and Restated Plan, including, but not limited to, the power to designate participants to whom awards may be granted, the types, sizes and terms of awards, the number of awards to be granted, the number of shares of common stock to which an award will relate, and the price, form of payment and timing of awards.

The Amendment (i) increases the aggregate number of shares of common stock of the Company that may be issued under the Second Amended and Restated by an additional 3,000,000 shares to a total of 21,245,000 shares; and (ii) clarifies that the Compensation Committee may only accelerate the vesting, exercisability or payment of an award on a discretionary basis upon the applicable grantee’s termination of services due to death or disability (as defined in the Second Amended and Restated Plan). With respect to (ii) above, the clarification is consistent with the Board’s and Compensation Committee’s interpretation and administration of the Second Amended and Restated Plan (with respect to the subject topic) since 2019. Nevertheless, the plan administrator maintains the flexibility to determine vesting provisions and the other terms of awards issued under the Second Amended and Restated Plan in the applicable award agreements or employment agreements.

The Second Amended and Restated Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant. The Second Amended and Restated Plan will expire on April 28, 2027.

A description of the material terms of the Second Amended and Restated Plan, as amended by the Amendment, was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2022, and such description is incorporated herein by reference. The description of the Amendment in the proxy statement and the foregoing summary of the Amendment are qualified in their entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company’s 2022 annual stockholder meeting was held on June 9, 2022. As of the record date for the meeting, the Company had 162,843,936 shares of common stock issued and outstanding or underlying the Company’s outstanding Series A Preferred Stock or the applicable warrants held by holders of shares of the Company’s Series B Preferred Stock, and entitled to vote.

All of the nominees for director listed in proposal 1 of the proxy statement were elected as follows:

Name	For	Against	Abstain	Broker Non-Votes
Trevor Bowen	147,837,391	309,926	16,944	4,400,901
Cathy Hendrickson	143,264,996	4,882,962	16,303	4,400,901
Stanley R. Zax	146,397,424	1,749,914	16,923	4,400,901

Proposal 2 of the proxy statement, approval of an amendment to the Company’s Second Amended and Restated 2009 Equity Participation Plan to, among other things, increase the number of shares of the Company’s common stock available for awards thereunder by an additional 3,000,000 shares, was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
143,817,583	4,242,581	104,097	4,400,901

Proposal 3 of the proxy statement, the vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers (commonly referred to as a “say-on-pay” vote), was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
123,587,469	24,473,354	103,438	4,400,901

Proposal 4 of the proxy statement, the ratification of the selection of KPMG LLP as the Company’s independent registered accountants for its fiscal year ending December 31, 2022, was approved by the following votes:

For	Against	Abstain
151,739,082	812,197	13,883
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to Second Amended and Restated 2009 Equity Participation Plan.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: June 9, 2022